UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2023

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-41117	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Section 3 – Securities and Trading Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 13, 2023, Mobiquity Technologies, Inc (the “Company”) received a letter from The Nasdaq Stock Market stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock was below $1.00 per share (“minimum bid price”) for 30 consecutive business days. The notice had no immediate impact on the Company’s listing. Pursuant to Nasdaq’s Listing Rules, the Company had a 180 day grace period, until July 12, 2023, during which the Company may regain compliance if the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

As previously disclosed in a Form 8-K dated June 1, 2023, the Company has filed a hearing request to the Nasdaq Hearings Panel, which request will stay any delisting action by the staff until the hearing process concludes and any extension granted by the panel expires.

On July 13, 2023, the Company received a letter from the Nasdaq Stock Market that the Company’s failure to meet the minimum bid price will be considered at its upcoming hearing at which time the Company will present a plan to both meet the minimum bid price and to meet the minimum $2.5 million stockholders’ equity requirement for continued listing. In the interim, the Company’s common stock will continue to trade on Nasdaq under the symbol “MOBQ” and our common stock purchase warrants will continue to trade on Nasdaq under the symbol “MOBQW” at least pending the ultimate conclusion of the hearing process.

There can be no assurance that the Company’s plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company’s common stock is delisted, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the minimum stockholders’ equity requirement, the Company’s intention to appeal the Staff’s determination, the Company’s expectation that a request for a Panel hearing would stay delisting of its common stock pending the conclusion of the hearing process, the timing of any hearing before the Panel, whether the Company will require an oral or written hearing, the outcome of the Panel’s review of any Company appeal of the Staff’s determination, and any courses of action to regain compliance with the Nasdaq Capital Market’s continued listing requirements. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, there can be no assurance that the Company will meet the stockholders’ equity requirement during any compliance period or otherwise in the future, otherwise meet Nasdaq’s compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in (a) the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2022, and (b) the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023 and its other filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 14, 2023	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

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